UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 7, 2008

REHABCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19294	51-0265872
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

7733 Forsyth Boulevard, Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 863-7422
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the approval of RehabCare Group, Inc.’s (the “Company”) Compensation Committee (the “Committee”), the Company paid, on March 7, 2008, certain named executive officers of the Company the cash bonuses and cash awards discussed below.

Fiscal 2007 STIP Awards

Under the Company’s Short-Term Incentive Plan (the “STIP”), named executive officers are eligible to receive cash awards allocated as follows:  80% of the cash award is based on the Company’s achievement of earnings per share and revenue targets, and 20% of the cash award is based on the executive’s overall individual performance as assessed by the Committee.  The Company must achieve at least 85% of the financial target for any award associated with that target to be paid.

Based on the achievement of the STIP Company and individual performance objectives, the Committee determined the amount of STIP bonus awards to be paid to certain of the named executive officers for the year ended December 31, 2007, as follows:

Named Executive Officer	Percentage of Salary Paid on Achievement of Targets	Value of Fiscal 2007 Award
Dr. John Short, Chief Executive Officer	60%	$152,188
Mr. Jay Shreiner, Chief Financial Officer	45%	$74,321
Ms. Patricia Henry, Executive Vice President	50%	$128,920

For fiscal 2007, the Company did not meet 85% of the earnings per share target, but did meet over 85% of the revenue target which, coupled with the attainment of individual performance goals as measured in the Committee’s discretion, resulted in the STIP awards noted in the table above.

Fiscal 2008 STIP awards will be determined based on the same Company financial target categories (earnings per share and revenues) as those discussed above.  Consistent with the 2007 STIP, 2008 awards will be allocated 80% to achievement of Company financial targets and 20% to the executive’s achievement of individual performance objectives.  The percentage of salary paid on achievement of targets for the 2008 STIP awards will be 70%, 50% and 50% for Dr. Short, Mr. Shreiner and Ms. Henry, respectively.

Discretionary Cash Bonus

Following the Committee’s approval, the Company paid, on March 7, 2008, a one-time, additional cash bonus to certain of the Company’s named executive officers and other members of management as recognition of the successful integration and synergy results achieved in association with the Company’s July 1, 2006 acquisition of Symphony Health Services.  The Committee approved the following cash awards to the named executive officers listed below:

Named Executive Officer	Additional Cash Bonus
Dr. John Short, Chief Executive Officer	$75,000
Mr. Jay Shreiner, Chief Financial Officer	$50,000
Ms. Patricia Henry, Executive Vice President	$50,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     March 13, 2008

REHABCARE GROUP, INC.
(Registrant)

By:	/s/ Jay W. Shreiner
Name:	Jay W. Shreiner
Title:	Executive Vice President and Chief Financial Officer